EXHIBIT 99.1

CONTACT:	STEPHEN THERIOT
(201) 587-1000

210 Route 4 East
Paramus , NJ

FOR IMMEDIATE RELEASE – August 4, 2014

Vornado Announces Second Quarter 2014 Financial Results

PARAMUS, NEW JERSEY.......VORNADO REALTY TRUST (New York Stock Exchange: VNO) filed its Form 10-Q for the quarter ended June 30, 2014 today and reported:

NET INCOME attributable to common shareholders for the quarter ended June 30, 2014 was $76.6 million, or $0.41 per diluted share, compared to $145.9 million, or $0.78 per diluted share for the quarter ended June 30, 2013.  Net income for the quarter ended June 30, 2013 includes $65.7 million of net gains on sale of real estate and $3.1 million of real estate impairment losses.  In addition, the quarters ended June 30, 2014 and 2013 include certain other items that affect comparability, which are listed in the table below.  Adjusting net income attributable to common shareholders for net gains on sale of real estate, real estate impairment losses and the items in the table below, net of amounts attributable to noncontrolling interests, net income attributable to common shareholders for the quarters ended June 30, 2014 and 2013 was $137.1 million and $104.2 million, or $0.73 and $0.56 per diluted share, respectively.

FUNDS FROM OPERATIONS attributable to common shareholders plus assumed conversions (“FFO”) for the quarter ended June 30, 2014 was $216.5 million, or $1.15 per diluted share, compared to $235.3 million, or $1.25 per diluted share for the prior year’s quarter.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarters ended June 30, 2014 and 2013 was $271.6 million and $239.3 million, or $1.44 and $1.27 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,
	2014	2013
FFO (1)	$216,547	$235,348
Per Share	$1.15	$1.25

Items that affect comparability income (expense):
Toys "R" Us Negative FFO	$(51,862)	$(25,088)
Defeasance cost in connection with the refinancing of 909 Third Avenue	(5,589)	-
Acquisition and transaction related costs	(4,083)	(3,350)
FFO from discontinued operations	2,200	7,556
Net gain on sale of residential condominiums	905	1,005
Income from the mark-to-market of J.C. Penney derivative position	-	9,065
Preferred unit redemptions	-	8,100
Other, net	-	(1,489)
	(58,429)	(4,201)
Noncontrolling interests' share of above adjustments	3,402	245
Items that affect comparability, net	$(55,027)	$(3,956)

FFO as adjusted for comparability	$271,574	$239,304
Per Share	$1.44	$1.27

(1) See page 4 for a reconciliation of our net income to FFO for the three months ended June 30, 2014 and 2013.

First Half 2014 Results

NET INCOME attributable to common shareholders for the six months ended June 30, 2014 was $139.0 million, or $0.74 per diluted share, compared to $377.9 million, or $2.01 per diluted share for the six months ended June 30, 2013.  Net income for the six months ended June 30, 2014 and 2013 include $20.8 million and $8.3 million, respectively, of real estate impairment losses and the six months ended June 30, 2013 also includes $268.5 of net gains on sale of real estate.  In addition, the six months ended June 30, 2014 and 2013 include certain other items that affect comparability, which are listed in the table below.  Adjusting net income attributable to common shareholders for real estate impairment losses, net gains on sale of real estate, and the items in the table below, net of amounts attributable to noncontrolling interests, net income attributable to common shareholders for the six months ended June 30, 2014 and 2013 was $207.4 million and $178.5 million, or $1.10 and $0.95 per diluted share, respectively.

FFO for the six months ended June 30, 2014 was $463.6 million, or $2.46 per diluted share, compared to $437.2 million, or $2.33 per diluted share for the prior year’s six months.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the six months ended June 30, 2014 and 2013 was $498.6 million and $450.9 million, or $2.65 and $2.40 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Six Months Ended June 30,
	2014	2013
FFO (1)	$463,626	$437,168
Per Share	$2.46	$2.33

Items that affect comparability income (expense):
Toys "R" Us Negative FFO (including impairment losses of $75,196 and
$78,542 respectively)	$(42,595)	$(8,404)
Net gain on sale of residential condominiums and a land parcel in 2014	10,540	1,005
FFO from discontinued operations, including LNR in 2013	6,339	35,507
Acquisition and transaction related costs	(5,867)	(3,951)
Defeasance cost in connection with the refinancing of 909 Third Avenue	(5,589)	-
Losses from the mark-to-market, impairment and disposition of investment in J.C. Penney	-	(89,762)
Stop & Shop litigation settlement income	-	59,599
The Mart reduction-in-force and severance costs	-	(4,154)
Preferred unit and share redemptions	-	(1,130)
Other, net	-	(3,310)
	(37,172)	(14,600)
Noncontrolling interests' share of above adjustments	2,169	851
Items that affect comparability, net	$(35,003)	$(13,749)

FFO as adjusted for comparability	$498,629	$450,917
Per Share	$2.65	$2.40

(1) See page 4 for a reconciliation of our net income to FFO for the six months ended June 30, 2014 and 2013.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2013.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE THREE AND SIX MONTHS ENDED
JUNE 30, 2014 AND 2013

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
(Amounts in thousands, except per share amounts)	2014	2013	2014	2013

Revenues	$666,606	$671,216	$1,327,224	$1,389,929

Income from continuing operations	$163,535	$113,029	$259,800	$195,194
Income from discontinued operations	2,152	69,292	4,043	276,054
Net income	165,687	182,321	263,843	471,248
Less net income attributable to noncontrolling interests in:
Consolidated subsidiaries	(63,975)	(14,930)	(75,554)	(26,216)
Operating Partnership	(4,691)	(8,849)	(8,539)	(22,782)
Preferred unit distributions of the Operating Partnership	(13)	(348)	(25)	(1,134)
Net income attributable to Vornado	97,008	158,194	179,725	421,116
Preferred share dividends	(20,366)	(20,368)	(40,734)	(42,070)
Preferred unit and share redemptions	-	8,100	-	(1,130)
Net income attributable to common shareholders	$76,642	$145,926	$138,991	$377,916

Income per common share - Basic:
Income from continuing operations, net	$0.40	$0.43	$0.72	$0.63
Income from discontinued operations, net	0.01	0.35	0.02	1.39
Net income per common share	$0.41	$0.78	$0.74	$2.02
Weighted average shares outstanding	187,527	186,931	187,418	186,842

Income per common share - Diluted:
Income from continuing operations, net	$0.40	$0.43	$0.72	$0.62
Income from discontinued operations, net	0.01	0.35	0.02	1.39
Net income per common share	$0.41	$0.78	$0.74	$2.01
Weighted average shares outstanding	188,617	187,720	188,431	187,627

FFO attributable to common shareholders plus assumed conversions	$216,547	$235,348	$463,626	$437,168
Per diluted share	$1.15	$1.25	$2.46	$2.33

FFO as adjusted for comparability	$271,574	$239,304	$498,629	$450,917
Per diluted share	$1.44	$1.27	$2.65	$2.40

Weighted average shares used in determining FFO per diluted share	188,659	187,720	188,475	187,627

The following table reconciles our net income to FFO:

(Amounts in thousands)	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
Reconciliation of our net income to FFO:	2014	2013	2014	2013
Net income attributable to Vornado	$97,008	$158,194	$179,725	$421,116
Depreciation and amortization of real property	121,402	126,728	263,971	259,241
Net gains on sale of real estate	-	(65,665)	-	(267,994)
Real estate impairment losses	-	2,493	20,842	4,007
Proportionate share of adjustments to equity in net income of
Toys, to arrive at FFO:
Depreciation and amortization of real property	8,814	17,480	20,229	36,805
Real estate impairment losses	-	620	-	4,270
Income tax effect of above adjustments	(3,085)	(6,326)	(7,080)	(14,376)
Proportionate share of adjustments to equity in net income of partially owned entities, excluding Toys, to arrive at FFO:
Depreciation and amortization of real property	21,312	19,486	46,583	41,316
Net gains on sale of real estate	-	-	-	(465)
Noncontrolling interests' share of above adjustments	(8,561)	(5,421)	(19,960)	(3,607)
FFO	236,890	247,589	504,310	480,313
Preferred share dividends	(20,366)	(20,368)	(40,734)	(42,070)
Preferred unit and share redemptions	-	8,100	-	(1,130)
FFO attributable to common shareholders	216,524	235,321	463,576	437,113
Convertible preferred share dividends	23	27	50	55
FFO attributable to common shareholders plus assumed conversions	$216,547	$235,348	$463,626	$437,168

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets, extraordinary items and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.  Reconciliations of FFO to FFO as adjusted for comparability is provided on page 1 and page 2 of this press release.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday August 5, 2014 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 800-708-4539 (domestic) or 847-619-6396 (international) and indicating to the operator the passcode 37674574.  A telephonic replay of the conference call will be available from 1:00 p.m. ET on August 5, 2014 through September 4, 2014.  To access the replay, please dial 888-843-7419 and enter the passcode 37674574#.  A live webcast of the conference call will be available on the Company’s website at www.vno.com  and an online playback of the webcast will be available on the website for 90 days following the conference call.

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